Exhibit 8.1

Linklaters LLP

1290 Avenue of the Americas

New York, New York 10104

www.linklaters.com

T 212.903.9000

F 212.903.9100

July 30, 2021

Union Acquisition Corp. II

1425 Brickell Ave., #57B

Miami, FL 33131

Re: Union Acquisition Corp. II

Ladies and Gentlemen:

We have acted as counsel to Union Acquisition Corp. II, a Cayman Islands exempted company limited by shares (“Union”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form F-4 of Procaps Group, S.A., a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg (“Holdco”), initially filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), on June 21, 2021 (the “Registration Statement”), relating to the Business Combination Agreement, dated March 31, 2021 (as may be amended and/or amended and restated, the “Business Combination Agreement”), by and among Union, Holdco, Crynssen Pharma Group Limited, a private limited liability company registered and incorporated under the laws of Malta (“Procaps”), and OZLEM Limited, an exempted company incorporated under the laws of the Cayman Islands (“Merger Sub”) Any capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

In rendering the opinion set forth below, we have examined the Business Combination Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein, (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms, (vii) that the Business Combination will be consummated in compliance with the Business Combination Agreement, and (viii) that the parties have no plan or intention to waive or modify, and have not waived or modified, any of the material terms or conditions in the Business Combination Agreement. If any of the above described assumptions is untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Business Combination Agreement or the Registration Statement, this opinion may be adversely affected. We have not undertaken any independent investigation of any factual matter set forth in any of the foregoing.

Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, we hereby confirm that, subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations,” insofar as it expresses conclusions as to the application of U.S. federal income tax law, is our opinion as to the material U.S. federal income tax consequences of (i) the redemption of a holder’s SPAC Ordinary Shares pursuant to a holder’s exercise of the redemption provisions described in the Registration Statement and, (ii) the Business Combination to holders of SPAC Ordinary Shares and SPAC Warrants.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Business Combination Agreement or the Registration Statement other than the opinion set forth above. Our opinion set forth above is based on the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and judicial precedents, all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Business Combination, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied may affect the validity of the opinion set forth herein. We assume no responsibility to inform Union of any such change or inaccuracy that may occur or come to our attention. In addition, our opinion is being delivered prior to the consummation of the Business Combination and therefore is prospective and dependent on future events.

This opinion is furnished to you solely in connection with the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement and to the discussion of this opinion in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Linklaters LLP
LINKLATERS LLP

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